UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
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☑	Soliciting Material Pursuant to §240.14a-12
VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

(Name of Registrant as Specified In Its Charter)
APPLIED MATERIALS, INC.

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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Important Information
On May 4, 2011, Applied Materials, Inc. (“Applied”) provided the following documents to employees of Varian Semiconductor Equipment Associates, Inc. (“Varian”): (i) presentation slides utilized in communicating with Varian’s employees, and (ii) frequently asked questions. Each of the foregoing are filed herewith pursuant to Rule 14a-12.
Additional Information and Where to Find It
Varian intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the proposed acquisition. The definitive proxy statement will be sent or given to the stockholders of Varian and will contain important information about the proposed acquisition and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by Varian with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Varian by contacting Investor Relations by mail at Varian Semiconductor, 35 Dory Road, Gloucester, MA 01930, Attn: Investor Relations Department; or by telephone at 978-282-2000.
Participants in the Solicitation
Varian and Applied and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Varian’s stockholders in connection with the proposed transaction. Information about Varian’s directors and executive officers is set forth in Varian’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on December 1, 2010, and its Annual Report on Form 10-K for the year ended October 1, 2010, which was filed with the SEC on November 22, 2010. These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Varian by contacting Investor Relations by mail at Varian Semiconductor, 35 Dory Road, Gloucester, MA 01930, Attn: Investor Relations Department; or by telephone at 978-282-2000, or by going to Varian’s Investor Relations page on its corporate web site at www.vsea.com. Information about Applied’s directors and executive officers is set forth in Applied’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on January 27, 2011, and its Annual Report on Form 10-K for the year ended October 31, 2010, which was filed with the SEC on December 10, 2010. These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Applied by contacting Investor Relations by mail at Applied Materials, 3050 Bowers Avenue M/S 1261, P.O. Box 58039, Santa Clara, CA 95052-8039, Attn: Investor Relations Department, or by going to Applied’s Investor Relations page on its corporate web site at www.appliedmaterials.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that Varian intends to file with the SEC.
Forward Looking Statements
These documents contain forward-looking statements, including those related to Applied’s proposed acquisition of Varian and the expected benefits of the transaction. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: satisfaction of conditions to closing of the transaction, including the ability to secure regulatory approvals in a timely manner or at all, and approval by Varian’s stockholders; and other risks described in Applied’s SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof, and Applied undertakes no obligation to update any forward-looking statements.

Applied - Varian Announcement Day Mike Splinter Chairman and CEO May 4, 2011

2 Excitement Opportunity Potential JOINING TWO GREAT COMPANIES =

3 Founded Nov 10, 1967 FY'10 revenue = $9.5B Leader in semi, display and solar 13,000 employees in 21 countries >8,000 issued patents

Applied Materials Organization 4 SSG DISPLAY EES AGS Inspection Etch Thermal Deposition Metals Plating Planarization Transistor Color filter OLED Touch Solar Metalization Solar Wafering LED-MOCVD Service Software Automation

Corporate Strategy Priorities Focus on innovation & product creation Increase inorganic investment Make WWOps a competitive advantage Deliver optimal customer experience Intensify people development

6 Excitement, Opportunity, Potential for OUR COMPANIES for CUSTOMERS for EMPLOYEES To grow core businesses and penetrate new markets To offer exceptional products and service to help solve our customers' challenges To drive cutting edge technology innovation

RENEWED INNOVATION THE AGE OF CONNECTIVITY CONVERGENCE 7 Connected Consumer Electronics 1 Connected Industries 2 Connected Everything 3 Geo-tagging Gesture recognition Touch panels Cloud computing 350,000 Apps Tablets Smart phones

Announcement Day Employee Meeting Randhir Thakur, Ph.D. Executive Vice President and General Manager Silicon Systems Group May 4, 2011

9 We look forward to Varian joining the Applied Materials SSG organization! Complementary products and business activities - good for employees, good for customers Provides opportunity for us, as one company, to share our knowledge, grow our business and innovate Strengthens our technical capability and makes us more efficient

10 OUR VISION WE APPLY NANOMANUFACTURING TECHNOLOGY T O PRODUCE VIRTUALLY EVERY CHIP AROUND THE WORLD OUR MISSION OUR STRATEGY TO GROW AND EXTEND SSG MARKET LEADERSHIP THROUGH INVESTMENT IN ORGANIC AND INORGANIC OPPORTUNITIES TO LEAD THE INDUSTRY WITH INNOVATIVE SOLUTIONS AIMED AT INFLECTIONS THAT ENABLE OUR CUSTOMERS' SUCCESS

Products That Complement One Another 11 Plating Thermal Metals Deposition Etch Inspection Planarization Ion Implant

Close to Customers Focus on Products and Innovation People are our Foundation Refuse to Lose What We Believe In 12

13 We Are Excited to Welcome You To Applied! As a team, we will do great things TOGETHER We look forward to your support as we move ahead 13 1+1=3

Madonna Bolano VP, Human Resources Silicon Systems Group (SSG) May 4, 2011

Bringing our companies together .... coming together creates opportunities. We can learn a lot from each other... .... an open mind and a good sense of humor. We'll plan and work together to make our combined company successful! It will take a little time and patience... We know some days will feel challenging. 16

Applied Materials Worldwide Worldwide Locations - Data as of Q4'10 17 Alzenau, Germany Dresden, Germany Feldkirchen, Germany Heimstetten, Germany Cheseaux, Switzerland Treviso, Italy Hukou, Taiwan Tainan, Taiwan Research, Development and Engineering and/or Manufacturing Centers: Silicon Valley, California Austin, Texas Kalispell, Montana Toronto, Canada Rehovot, Israel Bangalore, India Chennai, India Xi'an, China Singapore Sales and/or Service Offices Israel 91 Worldwide Locations, 22 Countries India Korea Europe Taiwan North America Japan China South East Asia

A Few Things We Know Today... We look forward to welcoming you to Applied at close Base pay is comparable All Applied employees participate in a bonus program Varian service time will be honored We both have competitive, comprehensive and in many ways, comparable compensation and benefits programs Close and Welcome Day: We will follow local country regulations & processes You will receive welcome and orientation information 18

Forward-Looking Statements This presentation contains forward-looking statements, including those related to Applied Materials proposed acquisition of Varian Semiconductor and the expected benefits of the transaction. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: satisfaction of conditions to closing of the merger, including the ability to secure regulatory approvals in a timely manner or at all, and approval by Varian Semiconductor's stockholders; and other risks described in Applied Materials' SEC filings. All forward-looking statements are based on management's estimates, projections and assumptions as of the date hereof, and Applied Materials undertakes no obligation to update any forward-looking statements.

Additional Information and Where to Find It Varian Semiconductor intends to file with the Securities and Exchange Commission (the "SEC") a proxy statement in connection with the proposed Merger. The definitive proxy statement will be sent or given to Varian Semiconductor stockholders and will contain important information about the proposed Merger and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by Varian Semiconductor with the SEC, may be obtained free of charge at the SEC's website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Varian Semiconductor by contacting Investor Relations by mail at Varian Semiconductor, 35 Dory Road, Gloucester, MA 01930, Attn: Investor Relations Department; or by telephone at 978-282-2000. 21

Participants in the Solicitation Varian Semiconductor and Applied Materials, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Varian Semiconductor's stockholders in connection with the proposed Merger. Information about Varian Semiconductor's directors and executive officers is set forth in Varian Semiconductor's proxy statement for its 2011 Annual Meeting of Stockholders filed with the SEC on December 1, 2010, and its Form 10-K for the year ended October 1, 2010 filed on November 22, 2010. These documents are available free of charge at the SEC's web site at www.sec.gov, and from Varian Semiconductor by contacting Investor Relations by mail at Varian Semiconductor, 35 Dory Road, Gloucester, MA 01930, Attn: Investor Relations Department; or by telephone at 978-282-2000 or by Varian Semiconductor's Investor Relations page on its corporate web site at www. www.vsea.com. Information about Applied's directors and executive officers is set forth in Applied's proxy statement for its 2011 Annual Meeting of Stockholders filed with the SEC on January 27, 2011, and its Form 10-K for the year ended October 31, 2010 filed on December 10, 2010. These documents are available free of charge at the SEC's web site at www.sec.gov, and from Applied Materials by contacting Investor Relations by mail at Applied Materials, 3225 Oakmead Village Drive, M/S 1261, P.O. Box 58039, Santa Clara, CA 95054, Attn: Investor Relations Department, or by going to Applied's Investor Relations page on its corporate web site at www.appliedmaterials.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the proxy statement that Varian Semiconductor intends to file with the SEC. 22

Date: May 4, 2011
To: Varian Employees
From: Applied Human Resources
Re: Questions and Answers about the Acquisition

As we begin our work toward becoming one company, we understand there are some questions that you may have about the Applied acquisition of Varian. In fact, at this stage, we know there are more questions than available answers. We have many areas to explore and decisions to make as the companies come together.
Questions are organized in these sections:
•	Combining Applied and Varian

•	My Department and Role

•	My Rewards

•	Other Questions
COMBINING APPLIED AND VARIAN

Q1:	Why does this acquisition make sense for Applied and Varian?

A1:	Applied and Varian are both companies that share a focus on product innovation, customer satisfaction and operational excellence. Varian’s leading technology in ion implant and materials modification products complements Applied’s successful wafer fabrication equipment offerings and will extend Applied’s reach in this area. The combination of the companies’ technologies and teams will help the world’s leading chip makers solve the increasing challenges of increasing transistor complexity. Varian’s technology also has potential applications in Applied’s adjacent markets including solar, display and LED. In addition to Varian’s technology, the acquisition also brings Applied strong management, technical talent and a legacy of excellence in customer service, which will enhance Applied’s well-established global infrastructure.

Q2:	What is the timeline?

A2:	The timing of the close of the transaction is subject to satisfaction of customary conditions, including regulatory review and approval by Varian’s shareholders. As we know more about timing, it will be shared.

Q3:	Are there parts of Varian’s business that will bring enhancements to Applied?

A3:	Varian is an excellent company, with a leading position in a large and strategic market, a history of innovation, an excellent management and technical team, strong customer relationships, a strong customer support organization, and potential applications in emerging applications. Together we believe we can provide even better solutions to our customers more effectively and efficiently than before.

Q4:	What will you do to assure a successful integration?

A4:	Applied and Varian will be organizing integration teams to work toward a smooth transition after the transaction closes, using a tested process that has worked well for past Applied acquisitions. The integration team will do all it can to allow you to continue to focus on your work and the business by addressing barriers and issues as they arise, and work to minimize disruptions. You’ll be hearing more details about the work of the integration team in the weeks and months ahead.

Q5:	What can I do to help with a successful integration?

A5:	Becoming one company after close takes all of us working together to make effective decisions and identify opportunities for us to learn from each other to become a better combined company. During the time between the announcement and close, we are two separate companies and you should continue to focus on your work supporting Varian’s ongoing business success. As we work through integration plans, we want you to share your ideas and be open to considering new ways of doing things. Finally, communicate with your manager and your leadership team through the feedback channels that already exist and those that they will establish.

Q6:	When will we hear more about key announcements?

A6:	Your management team will keep you updated as additional information becomes available.

Q7:	What is Applied like as a company? How is it different than Varian?

A7:	You can begin to get a sense of Applied by visiting www.Applied.com and reviewing the “About” section. Applied and Varian are organizations that share a focus on innovation, customer experience and operational excellence. We look forward to sharing more with you about Applied as we prepare for the close of the acquisition.
MY DEPARTMENT AND ROLE

Q8:	Will Varian be a separate independent business of Applied, or will it be combined with another part of the organization?

A8:	Varian will operate as a business unit within Applied’s largest business segment - Silicon Systems Group (SSG). Soon after close, it is expected that Varian’s support functions, such as Finance, HR, Services and IT, will become part of Applied’s existing comparable organizations.

Q9:	Will all Varian employees be joining Applied?

A9:	Yes, we look forward to welcoming all Varian employees at close. Varian is a well-run company with strong management, technology, and customer service. Our priority will be to preserve these strengths. It is important to us to ensure continuity in innovation and operations and we believe Varian employees will be instrumental in the future success of the business, both in ion implantation and new markets.

Q10:	After close, will my job at Varian change?

A10:	It is important to us to ensure continuity in innovation and operations, but at this time, the organizational design for the combined groups has not yet been finalized. However, for the most part, and for most employees, your job with Applied will be the same as it has been with Varian.

Q11:	Will Varian employees have a new manager?

A11:	As we work through the integration, we will collaborate with the Varian leadership team to best determine how to structure the organization. For the most part, we expect changes to be minimal and most employees will continue to report to their same manager.

Q12:	Will employees be transferred to new locations or will the current operations be maintained?

A12:	Varian will continue to be based in Gloucester, MA. We expect that most employees will remain in their current location. In the future, it is possible that some employees could be offered a new opportunity within Applied and such a move could involve relocation.

Q13:	What will happen to active projects and current or planned initiatives?

A13:	We will continue to operate as separate companies until the close. Decisions regarding the status of current initiatives will be made after the closing.
MY REWARDS

Q14:	Will employee compensation and benefits be comparable?

A14:	As a guiding principle, Applied’s standard practice is to integrate new employees into our programs as soon as practical after the close of the acquisition. There are some differences, but generally employees should expect similar and competitive compensation and benefits package offered by Applied. An employee welcome and orientation package (to be received closer to the estimated closing period) will provide a detailed summary of Applied benefits in each location.

Q15:	What happens to my medical plan and what does Applied offer for this benefit?

A15:	If this acquisition closes in the coming months, we anticipate that you will continue your current health plan through the end of calendar year 2011. Our expectation is that you would transition to Applied health plans for calendar year 2012. Applied offers comprehensive health plan choices that are generally competitive in the market place and comparable to Varian’s health plan.

Q16:	What will happen to my vacation and sick leave?

A16:	Within the U.S., Applied has a Personal Time Off (PTO) policy, which is a comprehensive time off program used for vacation, sick and personal days. All U.S. Applied employees accrue hours each pay period based on years of service which will include service with Varian. As part of the planning process, we will be looking at options for transitioning U.S. Varian employees into the Applied PTO system.

Outside the US, we will recognize your years of service with Varian and look at options for transitioning to Applied programs in each country, consistent with local practice and requirements.

Q17:	Will my years of service with Varian be recognized?

A17:	Yes. Each employee’s years of service with Varian, as recorded by Varian, will be recognized by Applied for those benefits that vest according to service such as service awards, paid time off accruals and other benefits.

Q18:	Will Varian employees’ base pay change?

A18:	We do not anticipate changes to base pay for Varian employees. Both organizations have similar pay philosophies and target markets for pay. We anticipate going through a process of mapping Varian jobs to Applied jobs, including corresponding pay ranges, which in most cases are expected to be similar to those used by Varian. In addition, all Applied employees are eligible to participate in a bonus program.

Q19:	What happens to my Varian stock? Will I get Applied stock?

A19:	The answer varies depending on the type of stock compensation and from which stock Plan they were granted. Vested options granted under the Amended and Restated Omnibus Stock Plan and all unvested stock options generally will be assumed and converted into Applied options on substantially equivalent terms, with the exercise price and number of shares adjusted to reflect the merger. Unvested restricted stock will be assumed and converted into a right to receive cash equal to the per share merger consideration. All assumed unvested awards will continue to vest based on continued employment with Applied.

Vested options granted under Varian’s 2006 Stock Incentive Plan generally will be converted into cash equal to the difference between the merger consideration and the exercise price of such options. If you are a recipient of a stock compensation grant, you will receive specific details when we get closer to close.

Q20:	What about my U.S. 401(k) Plan?

A20:	Prior to the close, we expect that there will be no change to your 401(k) plan. You will be able to continue your contributions, receive the employer match, repay loans and access your funds as is now provided for in your plan. It is anticipated that at some point after the acquisition is complete, you will begin participation in the Applied plan. Applied provides automatic enrollment, a dollar for dollar match for the first 3% of pay that an employee contributes to the plan and fifty cents for every dollar on the next 3% of pay for a total of 4.5% fully vested match. Both Applied and Varian use Fidelity to provide services to the plan so access to both accounts may be familiar. More details and specific information will be forthcoming.
OTHER QUESTIONS

Q21:	What type of training will Varian employees be asked to take?

A21:	Applied will evaluate in detail the training already taken by Varian employees and, where appropriate, will credit Varian employees for equivalent training where they have already been certified. Applied specific training will be made available following the close of the transaction. In addition, Varian employees will have access to the wide variety of training and development resources available to Applied employees.

Q22.	Will there be any further consultations about this transaction with employees?

A22.	Yes, where required by local law and practice.

Q23:	Where can I go to get more information? Will my manager be informed of information?

A23:	Keep in mind, we are still two separate companies. We will be as open as we can be through this pre-close and integration period. Your manager has access to the same information you do and can help you review the information as it becomes available. Much of our important planning work is to come, which we will do as quickly as possible and with care about critical decisions. We know it can be difficult to wait for answers. As information becomes available, it will be shared with you and your manager.
Forward-Looking Statements
This document contains forward-looking statements, including those related to Applied Materials’ proposed acquisition of Varian Semiconductor and the expected benefits of the transaction. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: satisfaction of conditions to closing of the merger, including the ability to secure regulatory approvals in a timely manner or at all, and approval by Varian’s stockholders; and other risks described in Applied’s SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof, and Applied undertakes no obligation to update any forward-looking statements.
Additional Information and Where to Find It
Varian intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the proposed Merger. The definitive proxy statement will be sent or given to Varian stockholders and will contain important information about the proposed Merger and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by Varian with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Varian by contacting Investor Relations by mail at Varian Semiconductor, 35 Dory Road, Gloucester, MA 01930, Attn: Investor Relations Department; or by telephone at 978-282-2000.
Participants in the Solicitation
Varian and Applied, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Varian’s stockholders in connection with the proposed Merger. Information about Varian’s directors and executive officers is set forth in Varian’s proxy statement for its 2011 Annual Meeting of Stockholders filed with the SEC on December 1, 2010, and its Form 10-K for the year ended October 1, 2010 filed on November 22, 2010. These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Varian by contacting Investor Relations by mail at Varian Semiconductor, 35 Dory Road, Gloucester, MA 01930, Attn: Investor Relations Department, or by telephone at 978-282-2000, or by going to Varian’s Investor Relations page on its corporate web site at www.vsea.com. Information about Applied’s directors and executive officers is set forth in Applied’s proxy statement for its 2011 Annual Meeting of Stockholders filed with the SEC on January 27, 2011, and its Form 10-K for the year ended October 31, 2010 filed on December 10, 2010. These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Applied by contacting Investor Relations by mail at Applied Materials, 3050 Bowers Avenue M/S 1261, P.O. Box 58039, Santa Clara, CA 95052-8039, Attn: Investor Relations Department, or by going to Applied’s Investor Relations page on its corporate web site at www.appliedmaterials.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the proxy statement that Varian intends to file with the SEC.